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                                                                    EXHIBIT 23.2

                                    CONSENT
                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 19, 1999, included in the Proxy Statement of Players International, Inc. that is made part of the Registration Statement (Amendment No. 1 to Form S-4 No. 333-78103) and related Prospectus of Jackpot Enterprises, Inc. for the registration of its common stock to be issued in conjunction with the merger.


                                          /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
July 21, 1999